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                                                                    Exhibit 23.2

                        CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Amended and Restated 1997 Stock Incentive Plan and the 2001 Stock Incentive Plan of SilverStream Software, Inc., of our report dated January 30, 2001, with respect to the consolidated financial statements and schedule of SilverStream Software, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2000, filed with the Securities and Exchange Commission.

                                            /s/ Ernst & Young LLP


Boston, Massachusetts
August 16, 2001